UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

VIGIL NEUROSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41200	85-1880494
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Vigil Neuroscience, Inc.

100 Forge Road, Suite 700

Watertown, Massachusetts 02472

(Address of principal executive offices, including zip code)

(857) 254-4445

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VIGL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 21, 2025, Vigil Neuroscience, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sanofi, a French société anonyme (“Parent”), and Vesper Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the merger as a wholly-owned subsidiary of Parent. As part of the Merger and on the terms and subject to the conditions of the Merger Agreement described below, Parent will be acquiring the Company at a price per share of Company common stock of $8.00 (the “Closing Amount”), payable to the stockholders and certain other equity holders in cash at the closing of the Merger (the “Closing”). In addition, the Company’s stockholders and certain other equity holders will receive one contingent value right per share of Company common stock (the “CVR”) of $2.00, payable in cash conditioned upon the first commercial sale of the Company’s clinical candidate VG-3927 in accordance with the terms and conditions of the CVR Agreement (as defined and described below). The Merger Agreement has been unanimously approved by the board of directors of the Company.

Agreement and Plan of Merger

Under the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Company common stock (other than any shares held by stockholders who have properly exercised and perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law and have neither effectively withdrawn nor lost their rights to such appraisal, any shares held by Company or any wholly-owned subsidiary of the Company (or held in the Company’s treasury) and any shares held by Parent or any other direct or indirect wholly-owned subsidiary of Parent), will be automatically cancelled and converted into the right to receive the Closing Amount and one CVR.

In addition, as of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

•

Each option to purchase a share of Company common stock (a “Company Option”) outstanding as of immediately prior to the Effective Time, to the extent unvested, will accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time;

•

Each Company Option that is then outstanding and unexercised as of immediately prior to the Effective Time having an exercise price that is less than the Closing Amount will be cancelled and converted into the right to receive (a) an amount equal to the product of the total number of shares of Company common stock subject to such Company Option, multiplied by the excess of (i) the Closing Amount over (ii) the exercise price payable per share of Company common stock under such Company Option and (b) one CVR for each share of Company common stock subject to such Company Option;

•

Each Company Option that is then outstanding and unexercised immediately prior to the Effective Time having an exercise price per share that is equal to or greater than the Closing Amount but less than $10.00 per share will be cancelled and converted into the right to receive one CVR for each share of Company common stock subject to such Company Option immediately prior to the Effective Time, except that if the milestone is achieved in respect of a CVR, the cash amount to be paid to such option holder shall be an amount equal to (a) $10.00 minus (b) the exercise price per share of such Company Option (the “Underwater Option CVR Payment”);

•

Each Company Option that is then outstanding and unexercised immediately prior to the Effective Time having an exercise price per share that is equal to or greater than $10.00 will be canceled for no consideration being payable in respect thereof, and have no further force or effect;

•

Each restricted stock unit award with respect to the shares of Company common stock (a “Company RSU”) outstanding as of immediately prior to the Effective Time, to the extent unvested, shall accelerate and become fully vested effective immediately prior to, and contingent upon, the Effective Time and converted into the right to receive (a) an amount equal to the product of (i) the total number of shares of Company common stock subject to such Company RSU immediately prior to the Effective Time, multiplied by (ii) the Closing Amount and (b) one CVR for each share of Company common stock subject to such Company RSU immediately prior to the Effective Time, in each case subject to applicable tax;

•

Each pre-funded warrant to purchase shares of Company common stock (a “Company Warrant”) outstanding immediately prior to the Effective Time will be cancelled as of the Effective Time in exchange for the right to receive (a) cash in an amount equal to the product of (i) the total number of shares of Company common stock such Company Warrant holder would have received had such Company Warrant been exercised in full on a cashless basis in accordance with its terms immediately prior to the Effective Time (the “Warrant Shares”) and (ii) the Closing Amount and (b) a number of CVRs equal to the total number of Warrant Shares as of immediately prior to the Effective Time; and

•	All payments of the Closing Amount and pursuant to the CVRs will be made in cash net of any withholding taxes and without interest.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub for a transaction of this nature, including covenants regarding the operation of the Company’s business prior to the Closing. As part of the transaction and prior to the Closing, the rights to VGL101 will be returned to Amgen Inc. (“Amgen”), the original licensor, under the Amgen Consent (as defined in the Merger Agreement) on terms agreed to between the Company and Amgen (the “VGL101 Return”).

The obligations of the Company and Parent to consummate the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of certain mutual conditions, including, among others: (i) the adoption of the Merger Agreement by holders of at least a majority of the outstanding shares of Company common stock; (ii) the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”); and (iii) the absence of laws enjoining, making illegal or otherwise prohibiting the Merger.

The obligations of the Company and Parent to consummate the Merger and the other transactions contemplated by the Merger Agreement are also conditioned, among others, on the (i) the accuracy of the other party’s representations and warranties, subject to certain customary materiality standards set forth in the Merger Agreement and (ii) compliance in all material respects with the other party’s obligations under the Merger Agreement. The obligations of Parent to consummate the Merger and the other transactions contemplated by the Merger Agreement are additionally conditioned, among others, on (x) no Material Adverse Effect (as defined in the Merger Agreement) having occurred and continuing since the date of the Merger Agreement with respect to the Company and (y) the completion of the VGL101 Return.

The Company has agreed to customary restrictions on its ability to solicit alternative Acquisition Proposals (as defined in the Merger Agreement) from third parties and engage in discussions or negotiations with third parties regarding such Acquisition Proposals. Notwithstanding these restrictions, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to a bona fide, unsolicited Acquisition Proposal that the board of directors of the Company (the “Company Board”) has determined constitutes or could reasonably be expected to result in a Superior Offer (as defined in the Merger Agreement).

The Merger Agreement also provides that, in connection with the termination of the Merger Agreement under specified circumstances, including (a) termination by the Company to accept and enter into an agreement with respect to a Superior Offer and (b) termination by Parent following a change of recommendation by the Company Board, the Company will be required to pay Parent a termination fee in the amount of approximately $22.2 million. The Merger Agreement further provides that, if the Merger Agreement is terminated under specified circumstances relating to the failure to obtain antitrust clearance under the HSR Act, Parent will be required to pay the Company a reverse termination fee in the amount of approximately $31.1 million. The Merger Agreement also provides that Parent may terminate the Merger Agreement if the VGL101 Return is not completed by September 15, 2025, which would not require the payment of a termination fee by either party.

In connection with the execution of the Merger Agreement, Parent entered into voting and support agreements (the “Support Agreements”) with Ivana Magovčević-Liebisch, the Company’s chief executive officer, Bruce Booth, Atlas Venture Fund XII, L.P. and Atlas Venture Opportunity Fund I, L.P. (the “Supporting Stockholders”) under which the Supporting Stockholders agreed, among other things, to vote, or cause to be voted, all of the shares of Company common stock beneficially owned by such Supporting Stockholder in favor of the adoption of the Merger Agreement. As of May 16, 2025, the Supporting Stockholders collectively beneficially owned approximately 16.2% of the total voting power of the outstanding shares of Company common stock.

The Company Board has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interest of, the Company and its stockholders, (ii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation by the Company of the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of the Company for their adoption at the special meeting of its stockholders, (iv) resolved to recommend that the stockholders of the Company adopt the Merger Agreement and approve the Merger and (v) approved and declared advisable the Support Agreements and the transactions contemplated thereby.

The foregoing descriptions of the Merger Agreement, Support Agreements and Amgen Consent are not complete and are qualified in their entirety by reference to the Merger Agreement, the form of Support Agreement and the Amgen Consent, which are filed as Exhibit 2.1, Exhibit 99.1 and Exhibit 10.1 to this report, respectively, and incorporated herein by reference.

The Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about Parent, Merger Sub or the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the Securities and Exchange Commission (the “SEC”), and are also qualified in important part by a confidential disclosure schedule delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Contingent Value Rights Agreement

At or prior to the Closing, Parent and the Rights Agent (as defined in the CVR Agreement) will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) governing the terms of the CVRs to be received by the Company’s stockholders, holders of Company RSUs and holders of certain Company Options and Company Warrants. The CVRs represent the right to receive contingent payments, payable to the Rights Agent for the benefit of the holders of CVRs, if the first commercial sale (as defined in the CVR Agreement) of VG-3927 occurs by December 31, 2035 (the “Milestone Deadline”).

The right to the contingent consideration as evidenced by the CVR Agreement is a contractual right only. The CVRs will not be transferable, except in the limited circumstances specified in the CVR Agreement, will not be evidenced by certificate or other instrument and will not be registered or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent or the Company.

Until the Milestone Deadline, Parent is obligated to use diligent efforts (as described in the CVR Agreement) to achieve the first commercial sale of VG-3927. However, there can be no assurance that such first commercial sale will occur by the Milestone Deadline (or at all) and that the $2.00 CVR payment (or the Underwater Option CVR Payment) will be paid to CVR holders.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of CVR Agreement, which is provided as Exhibit C of the Merger Agreement, which is filed hereto as Exhibit 2.1 and incorporated by reference.

Item 7.01	Regulation FD.

On May 21, 2025, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is filed herewith as Exhibit 99.2 and is incorporated by reference.

The information in this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward Looking Statements

This communication includes certain disclosures that contain express or implied forward-looking statements related to Parent, the Company and the acquisition of the Company by Parent that are made pursuant to the safe harbor provisions of the federal securities laws, including, without limitation, express or implied forward-looking statements regarding: the Company’s strategy, business plans and focus; the potential therapeutic benefit of the Company’s product candidates, including VGL101 and VG-3927; the VGL101 Return; the progress and timing of the clinical development of the Company’s product candidates and programs; beliefs about observations made analyzing preclinical study and clinical trial data to date; and the future operations and performance of Parent and the Company. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the companies and members of their senior management teams. Words such as “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target,” variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of such forward-looking statements include, but are not limited to, express or implied:

•

statements regarding the transaction and related matters, expected timelines for completing the transaction, prospective performance and opportunities, post-closing operations and the outlook for the companies’ businesses;

•

statements of targets, plans, objectives or goals for future operations, including those related to Parent’s and the Company’s products, potential therapeutic benefit, product research, product development, product introductions and product approvals as well as cooperation in relation thereto;

•

statements containing projections of or targets for revenues, costs, income (or loss), earnings per share, capital expenditures, dividends, capital structure, net financials and other financial measures;

•	statements regarding future economic performance, future actions and outcomes of any potential future legal proceedings; and

•	statements regarding the assumptions underlying or relating to such statements.

These statements are based on current beliefs, judgments and assumptions based upon information currently available to Parent and the Company management and utilized to develop plans, estimates and projections. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific. Parent and the Company each caution that a number of important factors, including those described in this document, could cause actual results to differ materially from those contemplated in any forward-looking statements.

Factors that may affect future results and may cause these forward-looking statements to be inaccurate include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction (or only grant approval subject to adverse conditions or limitations) or the receipt of the requisite approval of the Company’s stockholders; the possibility that the proposed transaction may not be completed in the time frame expected by Parent and the Company, or at all; the possibility that the VGL101 Return may not be completed in the anticipated time frame or at all; failure to realize the anticipated benefits of the proposed transaction in the time frame expected, or at all; the effects of the transaction on relationships with employees, other business partners or governmental entities; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; significant or unexpected costs, charges or expenses resulting from the proposed transaction; negative effects of this announcement or the consummation of the proposed transaction on the market price of Parent’s shares or the Company’s common stock and/or Parent’s or the Company’s operating results; potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; the difficulty of predicting the timing or outcome of regulatory approvals or actions; the risks related to non-achievement of the CVR milestone and that holders of the CVRs will not receive payments in respect of the CVRs; other business effects, including the effects of industry, economic or political conditions outside of the Company’s or Parent’s control; potentially significant political, trade or regulatory developments and other circumstances beyond the Company’s control, including government shutdowns, layoffs, voluntary resignations and reorganizations, new legislation and executive orders, trade disputes and tariffs; transaction costs; actual or contingent liabilities; risk of litigation and/or regulatory actions related to the proposed transaction; the outcome of any legal proceedings that may be instituted against the parties and others related to the proposed transaction; adverse impacts on business, operating results or financial condition in the future due to pandemics, epidemics or outbreaks and their impact on Parent’s and the Company’s respective businesses, operations, supply chain, patient enrollment and retention, clinical trials, strategy, goals and anticipated milestone; government-mandated or market-driven price decreases for Parent’s or the Company’s products; introduction of competing products; reliance on information technology; Parent’s or the Company’s ability to successfully market current and new products; Parent’s, the Company’s and their collaborators’ ability to continue to conduct research and clinical programs; the Company’s ability to successfully demonstrate the efficacy and safety of its product candidates, the therapeutic potential of its product candidates and the preclinical or clinical results for its product candidates, which may not support further development of such product candidates; comments, feedback and actions of regulatory agencies; exposure to product liability and legal proceedings and investigations; and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the SEC and the Company’s other filings with the SEC.

Any forward-looking statements speak only as of the date of this communication and are made based on the current beliefs, judgments and assumptions based upon information currently available to Parent’s and the Company’s management. Forward-looking statements contained in this announcement are made as of this date, and Parent and the Company undertake no duty to update such information except as required under applicable law. Readers should not rely upon the information on this page as current or accurate after its publication date.

Additional Information And Where To Find It

In connection with the proposed transaction between the Company and Parent, the Company will file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) relating to a special meeting of its stockholders. Additionally, the Company may file other relevant materials with the SEC in connection with the proposed transaction. the COMPANY’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS FILED OR THAT WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE MATERIALS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. The definitive Proxy Statement will be mailed or otherwise made available to the Company’s securityholders. Investors and securityholders will be able to obtain a copy of the Proxy Statement as well as other filings containing information about the proposed transaction that are filed by the Company or Parent with the SEC, free of charge on EDGAR at www.sec.gov.

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information about the Company’s directors and executive officers, including a description of their interests, by security holdings or otherwise, in the proposed transaction will be included in the Proxy Statement. The Company stockholders may obtain additional information regarding the participants in the solicitation of proxies in connection with the proposed transaction by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these document using the sources indicated above.

Internet Posting of Information

The Company routinely posts information that may be important to investors in the “Investors” section of its website at https://investors.vigilneuro.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of May 21, 2025, by and among Sanofi, Vesper Acquisition Sub Inc. and Vigil Neuroscience, Inc.

10.1**	Letter Agreement, dated as of May 21, 2025 by and between Vigil Neuroscience, Inc. and Amgen Inc.

99.1	Form of Voting and Support Agreement, by and among Sanofi and certain stockholders of Vigil Neuroscience, Inc.

99.2***	Press Release issued on May 21, 2025 by Vigil Neuroscience, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

**

Schedules and exhibits to this exhibit omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule of exhibit to the SEC upon request.

***	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vigil Neuroscience, Inc.

Date: May 22, 2025	By:	/s/ Ivana Magovčević-Liebisch
Ivana Magovčević-Liebisch, Ph.D., J.D. President and Chief Executive Officer